Exhibit 99.24(2)(n)(3)


                                Power of Attorney

         The undersigned hereby constitutes and appoints David W.C. Putnam to sign for him, and in his name in his capacity as a Trustee of The Principled Equity Market Fund, the Fund's registration statement on Form N-2 for the purposes of registering the Fund under the Investment Company Act of 1940, as amended, and registering shares of beneficial interest of the Fund under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming his signature as it may be signed by said attorney to such registration statement and any and all amendments thereto.



Dated:   _________________, 1998         __________________________________
                                               Edward T. Sullivan, Jr.